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                                                                     Exhibit 8.1

                             Andrews & Kurth L.L.P.
                             600 Travis, Suite 4200
                              Houston, Texas 77002


                                  May 23, 2001


Board of Directors
El Paso Corporation
El Paso Building
1001 Louisiana Street
Houston, Texas  77002

         Re:      Registration Statement on Form S-3
                  Zero Coupon Convertible Debentures Due February 28, 2021

Gentlemen:

         We have acted as special counsel to El Paso Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Commission relating to the proposed registration for the resale by certain selling securityholders identified in the Registration Statement of (i) $1,766,500,000 principal amount at maturity of Zero Coupon Convertible Debentures due February 28, 2021 (the "Debentures"), which were issued pursuant to an Indenture relating to the Company's senior debt securities, dated as of May 10, 1999 between the Company and The Chase Manhattan Bank, as trustee thereunder (the "Trustee"), as supplemented by the first four supplemental indentures thereto bearing various dates, and by the Fifth Supplemental Indenture dated February 28, 2001 (collectively, the "Indenture"), and (ii) up to 8,456,621 shares (the "Shares") of common stock, par value $3.00 per share (the "Common Stock"), of the Company, such Shares being issuable (subject to adjustment as provided in the Indenture) upon conversion or repurchase of the Debentures.

         In arriving at the opinion expressed below, we have examined (i) the Registration Statement, as amended to date, including the form of prospectus included therein and the documents incorporated by reference therein, and (ii) the Indenture, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below.

         In rendering the opinion expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the conformity to the originals of all documents supplied to us as certified or photostatic or faxed copies, (iii) the authenticity of the originals of such documents and (iv) as to the forms of all documents in respect of which forms were filed with the Commission or incorporated by reference as exhibits to the Registration Statement, the conformity in all material respects of such documents to the forms thereof that we have examined. In conducting our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution (or, in the case of the Trustee in respect of the Debentures, authentication) and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. As to any facts material to the opinion expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers, trustees, and other representatives of the Company and others.

         Subject to the limitations and qualifications set forth herein, we are of the opinion that the description of the United States federal income tax consequences appearing under the heading "Material United States Federal Income Tax Considerations" in the prospectus contained in the Registration Statement accurately describes the material United Stated Federal income tax consequences to holders of the Debentures and the Shares issuable upon conversion or repurchase of the Debentures under existing law and subject to the qualifications and assumptions stated therein.

         The opinion set forth above is based upon our interpretations of current United States federal income tax law, including court authority and existing Final and Temporary Regulations, which are subject to change both prospectively and retroactively, and upon the facts and assumptions discussed herein. This opinion letter is limited to the matters set forth herein, and no opinions are intended to be
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implied or may be inferred beyond those expressly stated herein. Our opinion is rendered as of the date hereof and we assume no obligation to update or supplement this opinion or any matter related to this opinion to reflect any change of fact, circumstances, or law after the date hereof. In addition, our opinion is based on the assumption that the matter will be properly presented to the applicable court. Furthermore, our opinion is not binding on the Internal Revenue Service or a court. In addition, we must note that our opinion represents merely our best legal judgment on the matters presented and that others may disagree with our conclusion. There can be no assurance that the Internal Revenue Service will not take a contrary position or that a court would agree with our opinion if litigated.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent we do not admit that we are "experts" under the Act, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit. This opinion is rendered solely for your benefit in connection with the above matter and may not be relied upon in any manner by any other person or entity without our express written consent.

                                                Very truly yours,



                                                /s/ ANDREWS & KURTH L.L.P.